SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                Date of Report (date of earliest event reported):
                                  May 17, 2001

                          TELSCAPE INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                      TEXAS
                 (State or Other Jurisdiction of Incorporation)

           0-24622                                     75-2433637
    (Commission  File  Number)              (IRS Employer Identification Number)

          1325 Northmeadow Parkway, Suite 110, Roswell, Georgia 30076
              (Address of Principal Executive Offices and Zip Code)

                                 (770) 432-6800
              (Registrant's Telephone Number, Including Area Code)

Item  5.  Notification  of  Delisting

On May 17, 2001, the Nasdaq Stock Market ("Nasdaq") notified the Company of its intention to delist the Company's securities from the Nasdaq at the opening of business on May 25, 2001. The Nasdaq cited the following reasons for their decision:

- the public concern associated with the Company's April 27, 2001, filing for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code;

- concerns regarding the residual equity interest of the existing listed security holders; and

- the Company's inability to demonstrate its ability to sustain compliance with all requirements for continued listing on Nasdaq.

The  Company  may  request  a  hearing  to  appeal Nasdaq's determination.   The
Company does not anticipate appealing this decision or further delaying this action.

Additionally, due to the timing of the bankruptcy filing and resource concerns, the Company has not filed its Form 10-Q for the period ended March 31, 2001. As a result of the Company's filing delinquency, the fifth character "E" was appended to its trading symbol on May 21, 2001.


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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934,the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               TELSCAPE  INTERNATIONAL,  INC.
                                               (Registrant)

Date:  May  24,  2001                             By:  /s/  Peter  Alexander
                                                  ------------------------------
                                                   Peter  Alexander
                                                   President  and  Chief
                                                    Operating  Officer


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